MANAGEMENT AGREEMENT

                                           November 1, 2004


Met Investors Advisory LLC
22 Corporate Plaza Drive
Newport Beach, CA  92660

Ladies and Gentlemen:

     Met Investors Series Trust (the "Trust"), a Delaware business trust created pursuant to an Agreement and Declaration of Trust, herewith confirms its agreement with Met Investors Advisory LLC, a Delaware limited liability company (the "Manager"), as follows:

         1.       Investment Description; Appointment

     The Trust desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as amended from time to time, and in its registration statement filed with the Securities and Exchange Commission ("SEC") on Form N-1A, as amended from time to time (the "Registration Statement"), and in such manner and to such extent as may from time to time be approved by the Board of Trustees. The Trust has designated certain separate investment portfolios set forth in Schedule A. The Trust may in the future designate additional separate investment portfolios. Such existing and future portfolios are hereinafter referred to as the "Portfolios." Copies of the Registration Statement and the Trust's Agreement and Declaration of Trust, as amended, have been or will be submitted to the Manager. The Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("1940 Act") and is engaged in the business of rendering investment advisory services to registered investment companies. The Trust desires to employ the Manager to act as its investment manager and adviser on behalf of the Portfolios specified in Appendix A. The Manager accepts this appointment and agrees to furnish the services described herein for the compensation set forth below. The Manager will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized by this Agreement or another writing signed by the Trust and the Manager.

         2.       Duties of Manager

     a. Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Manager will manage the investment operations and composition of each Portfolio and render investment advice for each Portfolio, including the purchase, retention, and disposition of the investments, securities and cash contained in each Portfolio, in accordance with each Portfolio's investment objectives, policies and restrictions as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Trust's Prospectus, Statement of Additional Information ("SAI") and Compliance Manual, as is from time to time in effect.

     b. As part of the advisory services it will provide hereunder, the Manager will:

          (i) obtain and evaluate, to the extent deemed necessary and advisable by the Manager in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are directly or indirectly included in the Portfolios or are under consideration for inclusion in the Portfolios;

          (ii) formulate and implement a continuous investment program for the Portfolios, which may consist of investing the assets of one or more of the Portfolios in other registered investment companies;

          (iii) take whatever steps are necessary to implement the investment program for the Portfolios by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Portfolios;

          (iv) keep the  Trustees of the Trust  fully  informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the Portfolios, its key investment personnel and operations, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Trustees of the Trust;

          (v) in accordance with procedures and methods established by the Trustee of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Portfolios, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Manager for each security or other investment/asset in the Portfolios for which market prices are not readily available;

          (vi) cooperate with and provide reasonable assistance to the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust, provide prompt response to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

     b. The Manager will furnish to the Trust such statistical information, with respect to the investments that a Portfolio may hold or contemplate purchasing, as the Trust may reasonably request. The Manager also agrees to furnish to third-party data reporting services all currently available standardized performance information and other customary data.

     c. Subject to the supervision and direction of the Board of Trustees of the Trust, the Manager, at its own expense, will also supply the Trust with (i) office facilities (which may be in the Manager's own offices), and (ii) necessary executive and other personnel, including personnel for the performance of clerical and other office functions, exclusive of those functions: (a)
related to and to be performed under the Trust's contract or contracts for administration, custodial, accounting, bookkeeping, transfer, and dividend disbursing agency or similar services by any entity, including the Manager or its affiliates, selected to perform such services under such contracts; and (b) related to the services to be provided by any investment adviser pursuant to a contract with such investment adviser; and (iii) other information and services required in connection with the preparation of all registration statements and prospectuses, prospectus supplements, statements of additional information, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns, except for (a) services of outside counsel or independent accountants or (b) services to be provided by any investment adviser under any contract with such investment adviser.

     d. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause a Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, an investment adviser, the Trust and the Portfolio an amount of commission for effecting a Portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Manager's overall responsibilities to the Portfolio, the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking "best execution" and in compliance with the Conduct Rules of the National Association of Securities Dealers, Inc., the Manager may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

     e. Subject to the requirement to seek best price and execution, and to the appropriate policies and procedures approved by the Board of Trustees, the Trust reserves the right to direct the Manager effect transactions in a Portfolio's securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to this Agreement.

     f. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others and to engage in other activities, so long as the services rendered to the Trust are not impaired.

          3.   Delegation of Manager's Duties as Investment Adviser

          With respect to any or all of the Portfolios, the Manager may contract with one or more investment advisers ("Advisers") to carry out any and all of its duties specified in Paragraph 2 of this Agreement, provided that any contract with an Adviser (an "Advisory Agreement") imposes on the Adviser all the duties and conditions to which Manager is subject by Paragraph 2 of this Agreement, and further provided that each Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

         4.       Compensation

     In consideration of services rendered pursuant to this Agreement, the Trust will pay the Manager a fee at the respective annual rates of the value of each Portfolio's average daily net assets set forth in Schedule A hereto as such schedule may be amended from time to time. Such fees shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Manager shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Manager, the value of the Portfolios' net assets shall be computed at the times and in the manner specified from time to time in the Registration Statement.

         5.       Expenses

     The Trust shall pay all expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include, but are not limited to:

          a.   Fees to the Manager;

          b.   Charges  to  the  services   and  expenses  of  the   independent
               accountants and legal counsel retained by the Trust, for itself and its independent trustees;

          c. Fees and expenses related to the registration and qualification of the Trust and its shares for distribution under federal and state securities laws;

          d. Expenses of the Trust's administrator, transfer agent, registrar, custodian, dividend disbursing agent, and shareholder servicing agent;

          e. Salaries, fees and expenses of Trustees and executive officers of the Trust who are not "affiliated persons" of the Manager or the Advisers within the meaning of the 1940 Act;

          f. Taxes (including the expenses related to preparation of tax returns) and corporate or other fees levied against the Trust;

          g. Brokerage commissions and other expenses associated with the purchase and sale of portfolio securities for the Trust;

          h.   Expenses, including interest, of borrowing money;

          i.   Expenses  incidental  to meetings  of the  Trust's  shareholders,
               Board  of   Trustees   and  the   maintenance   of  the   Trust's
               organizational existence;

          j. Expenses of printing certificates representing shares of the Trust and expenses of preparing, printing and mailing notices, proxy material, reports to regulatory bodies, and reports to shareholders of the Trust;

          k. Expenses of preparing and typesetting of prospectuses of the Trust;

          l. Expenses of printing and distributing prospectuses to direct or beneficial shareholders of the Trust;

          m.   Association membership dues;

          n. Premiums for fidelity insurance, directors and officers liability insurance and other insurance coverage;

          o.   Charges  of  an   independent   pricing   service  to  value  the
               Portfolios' assets;

          p. Expenses related to the purchase or redemption of the Trust's shares; and

          q. Such nonrecurring expenses as may arise, including those associated with actions, suits, or proceedings to which the Trust is a party and arising from any legal obligation which the Trust may have to indemnify its officers and Trustees with respect thereto.

         6.       Use of Name

     The Manager hereby consents to the Trust being named the Met Investors Series Trust. The Trust shall not use the name "Met Investors Series Trust", "Met", "MetLife", and any of the other names of the Manager or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Manager or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Manager shall not use the name of the Trust or any of its affiliates in any material relating to the Manager in any manner not approved prior thereto by the Trust; provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of the Manager hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

     The Trust recognizes that from time to time directors, officers and employees of the Manager may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Met", "MetLife", or any derivative or abbreviation thereof as part of their name, and that the Manager or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

     Unless provided in any other agreement between the Trust and the Manager, upon termination of this Agreement for any reason, the Trust shall cease within 30 days all use of the name and mark "Met Investors Series Trust."

         7.       Records

     The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

         8.       Standard of Care

          The Manager shall exercise its best judgment in rendering the services hereunder. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Manager against liability to the Trust or to the shareholders of the Trust to which the Manager would otherwise be subject by reason of willful misfeasance, bath faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

         9.       Term

          This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2005 and indefinitely thereafter provided that its continuance after December 31, 2005 as to each Portfolio shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of such Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Trust or the Manager. This Agreement may be terminated as to any Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees or by a vote of majority of the outstanding voting securities of such Portfolio upon 60 days' prior written notice to the Manager, or by the Manager upon 90 days' prior written notice to the Trust, or upon such shorter notice as may be mutually agreed upon. This Agreement may be amended at any time by the Manager and the Trust, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Trust's outstanding voting securities. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

         10.      Limitation of Trust's Liability

          The Manager acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Manager agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

         11.      Force Majeure

          The Manager shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Manager shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         12.      Severability

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13.      Interpretation

          Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Amended and Restated Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

         14.      Miscellaneous

          This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

          If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.



                                         Very truly yours,

                                         MET INVESTORS SERIES TRUST

                                         By:      ___________________________
                                                  Elizabeth M. Forget
                                                  President



Accepted:

MET INVESTORS ADVISORY LLC
By:      ______________________________
         Elizabeth M. Forget
         President



                                     SCHEDULE A

Portfolio                                                    Percentage of average daily net assets
---------                                                    --------------------------------------

MetLife Defensive Strategy Portfolio                                                  0.10%
MetLife Moderate Strategy Portfolio                                                   0.10%
MetLife Balanced Strategy Portfolio                                                   0.10%
MetLife Growth Strategy Portfolio                                                     0.10%
MetLife Aggressive Strategy Portfolio                                                 0.10%
